UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 14, 2023

LIFE STORAGE, INC.
LIFE STORAGE LP
(Exact name of registrant specified in its charter)

Maryland (Life Storage, Inc.)	1-13820	16-1194043

Delaware (Life Storage LP)	0-24071	16-1481551
(State of Formation)	(Commission File Number)	(IRS Employer Identification No.)
6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices, Zip Code)
Registrant’s telephone number, including area code: (716)
633-1850

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Life Storage, Inc.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LSI	The New York Stock Exchange

Life Storage LP

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Life Storage, Inc.:
Emerging Growth Company  ☐
Life Storage LP:
Emerging Growth Company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Life Storage, Inc.  ☐
Life Storage LP  ☐

Item 1.01.	Entry into a Material Definitive Agreement
On July 14, 2023, Life Storage, Inc. (the “Company”) and Life Storage LP (the “Operating Partnership”) entered into (i) an Amendment No. 2 to Note Purchase Agreement (2016) dated July 14, 2023 by and among the Company, the Operating Partnership and the Obligors and (ii) an Amendment No. 5 to Note Purchase Agreement (2014) dated July 14, 2023 by and among the Company, the Operating Partnership and the Obligors (the “Amendments”). The Amendments revised provisions related to prepayment of the notes to allow prepayment concurrently with the closing of the potential merger with Extra Space Storage Inc. pursuant to the Merger Agreement (as defined below).
The above summary of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments. A copy of the Amendments are included as Exhibits 10.1 and 10.2 to this Current Report on Form
8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company held a special meeting of stockholders (the “Special Meeting”) on July 18, 2023. At the Special Meeting, the Company’s stockholders voted on two proposals, each of which is described in further detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 6, 2023. Stockholder action on a third proposal, to approve one or more adjournments of the Special Meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the Merger Agreement Proposal (as defined below) (the “Adjournment Proposal”), was not required and no vote was taken on that proposal.
As of the close of business on May 23, 2023, the record date for the Special Meeting, there were 85,093,805 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) outstanding, which were each entitled to one vote with respect to each proposal at the Special Meeting. Holders of 71,302,444 shares of Common Stock were present at the Special Meeting virtually or by proxy, representing 83.79% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting. At the Special Meeting, the Company’s stockholders considered and voted on the following matters:

•
a proposal to approve the merger of Eros Merger Sub, LLC with and into the Company (the “Company Merger”) pursuant to, and on the terms and conditions set forth in, the Agreement and Plan of Merger, dated as of April 2, 2023, as amended on May 18, 2023 and as it may be further amended from time to time, by and among the Company, Life Storage LP, Extra Space Storage Inc. (“Extra Space”), Extra Space Storage LP, Eros Merger Sub, LLC and Eros OP Merger Sub, LLC (the “Merger Agreement”), and the other transactions contemplated by the merger agreement (the “Merger Agreement Proposal”); and

•
A
non-binding
advisory proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Company Merger and the other transactions contemplated by the Merger Agreement (the “Advisory Compensation Proposal”).

At the Special Meeting, the Company’s stockholders approved the Merger Agreement Proposal. Because there were sufficient votes to approve the Merger Agreement Proposal, stockholder action on the Adjournment Proposal was not required and no
vote was taken on that proposal.
The final voting results for each proposal are set forth below.

Merger Agreement Proposal
At the Special Meeting, the Company’s stockholders voted to approve the Merger Agreement Proposal. The table below sets forth the
voting results for this proposal:

Votes For	Votes Against	Abstentions
70,951,299	149,601	201,544
Advisory Compensation Proposal
At the Special Meeting, the Advisory Compensation Proposal did not receive the requisite vote of the Company’s stockholders and therefore was not approved. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
10,500,238	60,478,889	323,317
Because none of the proposals were “routine” matters, there were no broker non-votes
occurring in connection with these proposals at the Special Meeting.
Subject to the satisfaction or waiver of all of the conditions to the closing of the transaction in the Merger Agreement, the transaction is expected to be completed on July 20, 2023.

Item 8.01.	Other Events
On July 18, 2023, the Company and Extra Space issued a joint press release announcing the results of the voting at the Special Meeting and at the special meeting of stockholders of Extra Space, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Amendment No. 2 to Note Purchase Agreement (2016) dated July 14, 2023 by and among Life Storage, Inc., Life Storage LP and the Obligors

10.2	Amendment No. 5 to Note Purchase Agreement (2014) dated July 14, 2023 by and among Life Storage, Inc., Life Storage LP and the Obligors

99.1	Joint Press Release, dated July 18, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to
be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2023	LIFE STORAGE, INC.

	By:	/s/ Joseph V. Saffire
	Name:	Joseph V. Saffire
	Title:	Chief Executive Officer

Dated: July 18, 2023	LIFE STORAGE LP

	By:	/s/ Joseph V. Saffire
	Name:	Joseph V. Saffire
	Title:	Chief Executive Officer